UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 25, 2006

PEREGRINE INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-27511

Florida	65-0611007
(State of Incorporation)	(I.R.S. Employer Identification No.)

115 East 57th Street, Suite 1118, New York, NY	10022
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (646) 202-9679

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 25, 2006, Thomas J. Craft, Jr. submitted his resignation as president and director of the Registrant. Mr. Craft has had no disagreement with the Registrant on any matter relating to Registrant’s operations, policies or practices.

The letter of resignation is attached hereto as exhibit 17.1

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit Number	Description
17.1	Letter of resignation, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

/s/ Richard Rubin CEO and Chairman of the Board Richard Rubin Date: September 29, 2006